UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2013

AUDIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35528	91-2061537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Clyde Avenue

Mountain View, CA 94043

(Address of principal executive offices) (Zip code)

(650) 254-2800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On August 16, 2013, the board of directors of Audience, Inc. (the “Company”) set the number of members of the board of directors at eight and appointed Patrick Scaglia to fill the vacancy created on the Company’s board of directors. In addition, Mr. Scaglia was appointed to be a member of the compensation committee of the board of directors. Mr. Scaglia will stand for reelection at the Company’s 2014 annual meeting of stockholders. The Company issued a press release on August 20, 2013 announcing Mr. Scaglia’s appointment.

The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Scaglia will receive compensation in accordance with the nonemployee director compensation policy that was approved by the Company’s board of directors and is described in the Company’s proxy statement to its stockholders that was filed with the Securities and Exchange Commission on April 24, 2013.

Since April 2012, Mr. Scaglia has served as a founding director for the Foundry@CITRIS, which is under the umbrella of the Center for Information Technology in the Interest of Society (CITRIS) at UC Berkeley and provides entrepreneurs with resources to build companies that make a significant impact on the world. From 2005 to April 2012, Mr. Scaglia served in various capacities at Hewlett-Packard Company, the most recent of which was Vice President and Chief Technology Officer of HP Cloud Services and Applications. Prior to Hewlett-Packard, Mr. Scaglia served in various capacities at HP Labs, the most recent of which was Vice President and Director, Internet and Computing Platform Research Center. Earlier in his career, Mr. Scaglia served in various capacities at Cadence Design Systems, Inc., an electronic design automation software company, the most recent of which was Vice President of Research. Since May 2012, Mr. Scaglia has been a member of the board of directors of Stoic.com, a privately held moblie application software company. Mr. Scaglia serves on several advisory boards including the College of Engineering, University of California Berkeley, the Center for Information Technology Research in the Interest of Society.

Mr. Scaglia holds a B.S., M.S. and Diplome d’Etudes Approfondies (DEA) in physics from the University Louis Pasteur in Strasbourg, France. Mr. Scaglia also holds a masters degree in engineering from the Ecole Nationale Superieure de Physique in Strasbourg.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of Audience, Inc. dated August 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDIENCE, INC.

Date: August 20, 2013	By:	/s/ Craig H. Factor
	Name:	Craig H. Factor
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Audience, Inc. dated August 20, 2013.